Exhibit 10.16

SECURITY AGREEMENT

DOCUMENT SA-03222012

This SECURITY AGREEMENT is made on this 22nd day of March, 2012 between Focus Gold Corporation, a Nevada corporation (the “Company” or the “Debtor”), and JMJ Financial, its Principal, or its Assignees (the “Secured Party”).

Loan Number	Secured Convertible Promissory Note Document A-03222012

Debtor(s):	Focus Gold Corporation

Borrower:	Focus Gold Corporation

Secured Party:	JMJ Financial / Its Principal, or Its Assignees

Date:	March 22, 2012

Note Amount	$2,110,000 (two million one hundred ten thousand US dollars)

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The parties hereto hereby agree as follows:

1. Definitions. Unless otherwise specified, all terms used in this Agreement will have the meanings ascribed to them under the Official Text of the Uniform Commercial Code, as it may be amended from time to time (“UCC”).

(a) “Collateral” means 25% of Debtor’s investment property and general intangibles respecting ownership and/or other equity interests in each Focus Celtic Gold Corporation, including, without limitation, the shares of capital stock and the other equity interests of Focus Celtic Gold Corporation (the “Pledged Securities”), , and all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

2. Obligations Secured. This Agreement secures the payment and performance of: (a) all obligations under a note of even date herewith, with the loan number set forth above made by Borrower payable to the Secured Party, in the amount set forth above (the “Note”), including all costs and expenses (including reasonable attorney’s fees), incurred by Secured Party in the administration and collection of the loan evidenced by the Note; (b) all costs and expenses (including reasonable attorney’s fees), incurred by Secured Party in the protection, maintenance and enforcement of the security interest hereby granted; (c) all obligations of Debtor in any other agreement relating to the Note; (d) any modifications, renewals, refinancings, or extensions of the foregoing obligations; and (e) all other liabilities and obligations of Debtor to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising. The Note and all other obligations secured hereby are collectively called the “Obligations.”

3. Grant of Security Interest. As an inducement for the Secured Party to extend the loan evidenced by the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party a security interest in and to, and a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral, except that the security interest in the Pledged Securities shall expire on March 22, 2013.

4. Restrictions on Collateral Transfer. Debtor may not sell, lease, license or otherwise transfer (including by granting security interests, liens, or other encumbrances in) all or any part of the Collateral or Debtor’s interest in the Collateral without Secured Party’s written or electronically communicated approval.

5. Maintenance and Location of Collateral; Inspection; Insurance. Debtor must promptly notify Secured Party by written or electronic communication of any change in location of the Collateral, specifying the new location. Debtor hereby grants to Secured Party the right to inspect the Collateral at all reasonable times and upon reasonable notice.

6. Changes to Debtor’s Legal Structure, Place of Business, Jurisdiction of Organization, or Name. Debtor must notify Secured Party by written or electronic communication not less than 30 days before taking any of the following actions: (a) changing or reorganizing the type of organization or form under which it does business; (b) moving, changing its place of business or adding a place of business; (c) changing its jurisdiction of organization; or (d) changing its name. Debtor will pay for the preparation and filing of all documents Secured Party deems necessary to maintain, perfect and continue the perfection of Secured Party’s security interest in the event of any such change.

7. Perfection of Security Interest.

(a) Debtor consents, without further notice, to Secured Party’s filing or recording of any documents necessary to perfect, continue, amend or terminate its security interest. Upon request of Secured Party, Debtor must sign or otherwise authenticate all documents that Secured Party deems necessary at any time to allow Secured Party to acquire, perfect, continue or amend its security interest in the Collateral. Debtor will pay the filing and recording costs of any documents relating to Secured Party’s security interest. Debtor ratifies all previous filings and recordings, including financing statements and notations on certificates of title.

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(b) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the Debtor shall deliver such Collateral to the Secured Party.

(c) If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Secured Party, to be entered into and delivered to the Secured Party.

(d) Debtor hereby authorizes the Secured Party to file one or more financing statements under the UCC with respect to the security interests with the proper filing and recording agencies in any jurisdiction deemed proper by it. Debtor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Party’s security interest in the Collateral.

8. Default. The following events constitute a default under this Agreement: (a) Debtor fails to pay, perform or otherwise comply with any provision of this Agreement, the Note, or any other agreement related to the Note or this Agreement; (b) Debtor makes any materially false representation, warranty or certification in, or in connection with, this Agreement, the Note, or any other agreement related to the Note or this Agreement; (c) Another secured party or judgment creditor exercises its rights against the Collateral; or (d) An event defined as a “default” under the Obligations occurs.

9. Rights and Remedies Upon Default.

(a) Upon default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Party shall have the following rights and powers:

(i) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and Debtor shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at Debtor's premises or elsewhere, and make available to the Secured Party, without rent, all of Debtor’s respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtor by Secured Party, all rights of Debtor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise and all rights of Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Secured Party shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of Secured Party, to exercise in such Secured Party’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Secured Party shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or Debtor or any of its direct or indirect subsidiaries.

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(iii) The Secured Party shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Debtor or right of redemption of Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of Debtor, which are hereby waived and released.

(iv) The Secured Party shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Party and to enforce the Debtor’s rights against such account debtors and obligors.

(v) The Secured Party may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Party or its designee.

(b) Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following a default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

10. Security Interests Absolute. All rights of the Secured Party and all obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to Debtor, or a discharge of all or any part of the security interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Debtor waives all right to require the Secured Party to proceed against any other person or entity or to apply any Collateral that the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

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11. Power of Attorney; Further Assurances.

(a) Debtor authorizes the Secured Party, and does hereby make, constitute and appoint the Secured Party and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Party or Debtor, to, after the occurrence and during the continuance of a default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, at the option of the Secured Party, and at the expense of the Debtor, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the security interests granted therein in order to effect the intent of this Agreement and the Note all as fully and effectually as the Debtor might or could do; and Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the organizational documents or other documents or agreements to which Debtor is subject or to which Debtor is a party.

(b) On a continuing basis, Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the security interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Debtor hereby irrevocably appoints the Secured Party as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Debtor where permitted by law, and ratifies all such actions taken by the Secured Party. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

12. Costs and Expenses. Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. Debtor shall also pay all other claims and charges that in the reasonable opinion of the Secured Party are reasonably likely to prejudice, imperil or otherwise affect the Collateral or the security interests therein. Debtor will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the security interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the default rate provided therein.

13. Debtor’s Certifications. Debtor certifies that: (a) its Name (or Names) as stated above is correct; (b) all Collateral is owned or titled in the Debtor’s name and not in the name of any other organization or individual; (c) Debtor has the legal authority to grant the security interest in the Collateral; (d) Debtor’s ownership in or title to the Collateral is free of all adverse claims, liens, or security interests (unless expressly permitted by Secured Party); (e) none of the Obligations are or will be primarily for personal, family or household purposes; (f) none of the Collateral is or will be used, or has been or will be bought primarily for personal, family or household purposes; and (g) Debtor has read and understands the meaning and effect of all terms of this Agreement.

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14. Miscellaneous.

(a) No course of dealing between Debtor and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Debtor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Party (other than by merger). The Secured Party may assign any or all of its rights under this Agreement to any person to whom it assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Party.”

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

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(h) Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Miami-Dade County, in the State of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such proceeding is improper. In the event of any action or proceeding by Secured Party against Debtor, and only by Secured Party against Debtor, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Secured Party via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to Debtor at its last known address or to its last known attorney set forth in its most recent SEC filing. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by email.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 22nd day of March, 2012.

DEBTORS:

FOCUS GOLD CORPORATION

By: /s/Grant R. White

Grant R. White

Chief Executive Officer

SECURED PARTY:

/s/ Justin Keener

Justin Keener

JMJ Financial / Its Principal

[Security Agreement Signature Page]

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